Exhibit 10(a)

                          ALCOA STOCK ACQUISITION PLAN

                           (EFFECTIVE JANUARY 1, 1999)

     The Compensation Committee of the Board of Directors of Alcoa Inc. is adopting this Alcoa Stock Acquisition Plan for the exclusive benefit of select management and highly compensated employees. The purpose of this Plan is to provide eligible employees with a match on incentive compensation which is deferred and invested in an Alcoa stock fund.

                             ARTICLE I - DEFINITIONS

1.1  The following terms have the specified meanings.

"Affiliate" means any business entity which the Company and/or one or more Subsidiaries control in fact.

"Alcoa Stock" means shares of Company common stock, par value $1.00 per share, as well as share-equivalent credits standing in a Participant's account in the Equivalent Company Stock Fund.

"Alcoa Stock Ownership Guidelines" means the guidelines established by Alcoa Inc. from time to time regarding the ownership levels of Alcoa Stock by employees in Job Grades 27 and above.

"Award" means the annual award, which an Eligible Employee is eligible to receive under the provisions of the Alcoa Incentive Compensation Plan.

"Award Date" means February of the calendar year following the Award Year except as may be otherwise designated in accordance with the provisions of the Alcoa Incentive Compensation Plan.

"Award Year" means the calendar year for which Awards are made under the provisions of the Alcoa Incentive Compensation Plan.

"Beneficiary" means the Beneficiary under the Alcoa Deferred Compensation Plan, or for Participants ineligible for that plan, the Beneficiary is the Participant's spouse unless otherwise designated in writing by the Participant and such other designated Beneficiary has been agreed to in writing by the Participant's spouse on a form approved by the Committee.

"Board" means the Board of Directors of the Company or any duly authorized committee thereof.

"Change in Control" means a Change in Control as defined in the Alcoa Rabbi Trust Agreement by and between the Company and Mellon Bank N.A. dated as of August, 1998.

"Committee"  means the  administrative  committee created under the Savings Plan
which  has  complete   authority  to  control  and  manage  the   operation  and
administration of that plan.

"Company" means Alcoa Inc.

"Continuous Service" means Continuous Service as defined in the Savings Plan.

"Eligible Employee" means any employee who meets the eligibility requirements as provided in Article II.

"Equivalent Fixed Income Fund" means the phantom investment vehicle which is deemed to be equivalent in all respects, including value, to the Fixed Income Fund established under the Savings Plan.

"Equivalent Company Investment Funds" means the phantom investment vehicles under this Plan which are deemed to be equivalent in all respects, including value, to the Investment Funds established under the Savings Plan.

"Equivalent Company Stock Fund" means the phantom investment vehicle under this Plan, which is deemed to be equivalent in all respects, including value, to the Company Stock Fund established under the Savings Plan.

"Incentive Compensation Deferral Credits" means

     (a) any amounts credited to a Participant's account under the Alcoa Deferred Compensation Plan on the applicable Award Date equivalent to the dollar amount which the Participant has elected to defer from an Award for the 1999 or any later Award Year, or

     (b) for Participant's ineligible to participate in the Alcoa Deferred Compensation Plan, any amounts credited under this Plan on the applicable Award Date, equivalent to the dollar amount which the Participant has elected to defer from an Award for the 1999 or any later Award Year. Awards, Incentive Compensation Deferral Credits, and Matching Company Credit Awards will, if applicable, be based on the amount of such awards or credits in local currency converted into US Dollars, based on the exchange rate as determined by Alcoa's Corporate Finance Department.

"Matching Company Credit Award" means an amount equivalent to 25% of the dollar value of the Incentive Compensation Deferral Credits deferred on an Award Date.

"Nonforfeitable Circumstance" means a Nonforfeitable Circumstance as defined in the Savings Plan.

"Participant" means any Eligible Employee who commences participation in this Plan as provided in Article II.

"Plan" means the Alcoa Stock Acquisition Plan, as it is now in existence or as hereafter amended.

"Savings Plan" means the Alcoa Savings Plan for Non-Bargaining Employees, or as hereafter amended.

"Subsidiary" means a corporation at least 50% of whose outstanding voting stock is owned or controlled by the Company and/or one or more other Subsidiaries, and any non-corporate business entity in which the Company and/or one or more other Subsidiaries have at least a 50% interest in capital or profits.

          ARTICLE II - PARTICIPATION AND MATCHING COMPANY CREDIT AWARDS

2.1 An Eligible Employee means any employee who is a member of the group of select management and highly compensated employees who on the date the deferral election for Incentive Compensation Deferral Credits is made and recorded, and who on the Award Date for that deferral:

     (a) is actively at work for the Company, a Subsidiary or Affiliate,
     (b)  has a job grade of 27 or higher,
     (c)  is not in a collective bargaining unit,
     (d)  has less than five years of Continuous Service,
     (e)  is subject to the Alcoa Stock Ownership Guidelines, and
     (f) does not hold, nor at any time has held the requisite number of shares for their current job grade as provided under the Alcoa Stock Ownership Guidelines.

2.2 An Eligible Employee commences participation in this Plan:

     (a) If eligible for the Alcoa Deferred Compensation Plan, on the Award Date applicable to the portion of any Award which he or she has deferred for the 1999 Award Year or any later Award Year under the Alcoa Deferred Compensation Plan, and has elected to invest such deferral into the Equivalent Company Stock Fund under the Alcoa Deferred Compensation Plan. On or before December 31, 1999, an Eligible Employee may make a one time deferral election to the Alcoa Deferred Compensation Plan for any portion of the Award for the 1999 Award Year. Thereafter, elections must be made pursuant to the Alcoa Deferred Compensation Plan, or

     (b) If ineligible for the Alcoa Deferred Compensation Plan, on the Award Date applicable to the portion of any Award which he or she has deferred for the 1999 Award Year or any later Award Year under this Plan. On or before December 31, 1999, an Eligible Employee may make a one time deferral election to this Plan for any portion of the Award for the 1999 Award Year. Participation in this Plan by any non-resident Eligible Employee under this subsection, is conditioned on any approval that is required by a non-US governmental entity.

2.3 Commencing with the 1999 Award Year and later Award Years a Participant who by proper election has deferred all or a portion of an Award, and elected to invest such deferral into the "equivalent company stock fund" under the Alcoa Deferred Compensation Plan or the Equivalent Company Stock Fund under this Plan, will be credited with a Matching Company Credit Award.

                            ARTICLE III - INVESTMENTS

3.1 Matching Company Credit Awards are invested in the Equivalent Company Stock Fund.

3.2 Incentive Compensation Deferral Credits made under this Plan, and Matching Company Credit Awards on those amounts, which have vested, may be invested in 10% increments, at the election of the Participant, in the Equivalent Fixed Income Fund or the Equivalent Company Stock Fund. A Participant may change his or her investment election, effective for the first full payroll period following the date the appropriate direction has been properly received by the Company or its designee, in accordance with uniform rules established by the Committee.

3.3 The Company reserves the right to refuse to honor any Participant direction related to investments or withdrawals, including transfers among investment options, where necessary or desirable to assure compliance with applicable law including U.S. and other Securities laws. However, the Company does not assume any responsibility for compliance by officers or others with any such laws, and any failure by the Company to delay or dishonor any such direction will not be deemed to increase the Company's legal exposure to the Participant or third parties.

                              ARTICLE IV - VESTING

4.1 Each Matching Company Credit Award will vest on the third Award Date following the Award Date on which the Matching Company Credit Award was made. If at any time prior to a Matching Company Credit Award vesting, the Incentive Compensation Deferral Credit, or any part of the Incentive Compensation Deferral Credit, on which the Matching Company Credit Award was based, is transferred out of the "equivalent company stock fund" in the Alcoa Deferred Compensation Plan or the Equivalent Company Stock Fund under this Plan, the Matching Company Credit Award will be forfeited.

4.2 Notwithstanding the foregoing, upon a Participant's termination of employment, for any reason other than a Nonforfeitable Circumstance or a Change in Control, any Matching Company Credits which have not vested will be forfeited. Upon a Participant's termination of employment due to a Nonforfeitable Circumstance, or in the event of a Change in Control, any Matching Company Credits will vest.

4.3
     (a) If the Participant is eligible for the Alcoa Deferred Compensation Plan, Matching Company Credit Awards, which vest will be transferred to the Equivalent Company Stock Fund in the Alcoa Deferred Compensation Plan, and thereafter are subject to the provisions of that plan.

     (b)  If the Participant is ineligible for the Alcoa Deferred
     Compensation Plan, Matching Company Credit Awards, which have vested, may be invested pursuant to Section 3.2.

                    ARTICLE V - DISTRIBUTIONS

5.1 (a) If the Participant is eligible for the Alcoa Deferred Compensation Plan, all vested benefits will be transferred to and distributed through the Alcoa Deferred Compensation Plan, and are subject to the provisions of that plan.

     (b) If the Participant is ineligible for the Alcoa Deferred Compensation Plan, all vested benefits will be distributed in cash through this Plan in accordance with the provisions of this Article. All distributions will be paid to the Participant or the Beneficiary in U.S. Dollars.

5.2 Except as otherwise specified in this Article, the amount of vested Matching Company Credit Awards and Incentive Compensation Deferral Credits in a Participant's account will be distributed to the Participant upon his or her termination of Continuous Service, for any reason.

5.3 All distributions made pursuant to the termination of the Participant's Continuous Service by reason other than death or retirement will be paid to the Participant as soon as administratively practical in a lump sum.

5.4 Prior to his or her retirement date, a Participant may elect that the value of his or her account be distributed either in a lump sum at retirement or in annual installments of any number designated by the Participant up to, but not more than ten (10) following his or her retirement, commencing the January 31 of the first calendar year following such retirement and each January 31 thereafter until he or she has received all installments. A Participant's election to receive installments must be made at least one year prior to his or her retirement date. The Participant's election to receive either a lump sum or annual installments becomes irrevocable one year prior to the Participant's retirement date, or at such other time as may be approved by the Committee. In the event the Participant fails to make such an election, all amounts in his or her account will be distributed as a lump sum distribution as soon as administratively practical after his or her retirement.

5.5 Distributions from this Plan to a Beneficiary are in a lump sum or in annual installments of any number designated by the Participant up to, but not more than ten (10) following his or her death commencing the first January 31 after the Participant's death and each January 31 thereafter until all installments have been distributed. In the event a Beneficiary dies prior to receiving all the annual installments which he or she is entitled to receive from this Plan, any remaining installments will be distributed as soon as administratively practical in a lump sum to the Beneficiary's estate.

5.6 (a) Benefits payable hereunder are payable in cash out of the general assets of the Company, and no segregation of assets for such benefits will be made. The right of a Participant or any Beneficiary to receive benefits under this Plan is that of an unsecured claim against the assets and is no greater than the rights of an unsecured general creditor to the Company. Notwithstanding the foregoing, in the event the Company establishes a trust, to which it may, but is not required to contribute money or other property of the Company in contemplation of paying benefits under this Plan, such money or other property remains subject to the claims of creditors of the Company.

     (b) Notwithstanding any other provisions of this Plan, if any amounts held in a trust of the above described nature are found, due to the creation or operation of said trust, in a final decision by a court of competent jurisdiction, or under a "determination" by the Internal Revenue Service in a closing agreement in audit or a final refund disposition (within the meaning of Section 1313(a) of Internal Revenue Code of 1986, as amended), to have been includable in the gross income of a Participant or Beneficiary prior to payment of such amounts from said trust, the trustee for the trust will, as soon as practicable, pay to such Participant or Beneficiary an amount equal to the amount determined to have been includable in gross income in such determination, and will accordingly reduce the Participant's or Beneficiary's future benefits payable under this Plan. The trustee will not make any distribution to a Participant or Beneficiary pursuant to this paragraph unless it has received a copy of the written determination described above together with any legal opinion which it may request as to the applicability thereof.

              ARTICLE VI - ADMINISTRATION AND EXPENSES OF THE PLAN

6.1 The Committee or its delegate administers the Plan. The Committee's resolution of any matter concerning this Plan is final and binding upon the Company, Subsidiary or Affiliate and any Participant and/or Beneficiary affected thereby. Any individual disputing any decision has 60 days from the date of the decision to file an appeal to the Committee. The Committee has the discretionary authority to interpret the provisions of the Plan, make credibility decisions, and take any and all actions in determining the eligibility, participation and coverage of any individual claiming benefits under this Plan.

6.2 The Plan will pay all costs and expenses incurred in its administration.

6.3 Notwithstanding the foregoing, for any Affiliate of which the Company owns less than an 80% interest as defined under Internal Revenue Code Section 1504, the obligation of and liability for the benefits accrued under this Plan for Participants employed by such an Affiliate, remain the sole obligation and liability of the Affiliate by express resolution of its board or other governing body.

                     ARTICLE VII - AMENDMENT AND TERMINATION

7.1 This Plan may be amended, suspended or terminated at any time by the Board; provided, however, that no such act may reduce or in any manner adversely affect any Participant's or Beneficiary's right with respect to benefits that are credited to the Participant's account as of the date of such act.

                          ARTICLE VIII - MISCELLANEOUS

8.1 This Plan does not confer any rights upon any Participant for continuation of employment with the Company, Subsidiary or Affiliate, nor does it interfere with the rights of the Company, Subsidiary or Affiliate to terminate the employment of any Participant and/or to take any personnel action affecting any Participant without regard to the effect that such action may have upon such Participant as to recipient of benefits under this Plan.

8.2 No benefit under this Plan may be assigned, transferred, pledged or encumbered or be subject in any manner to alienation or anticipation.

8.3 This Plan is construed, regulated and administered under the laws of the Commonwealth of Pennsylvania, United States of America, except for laws relating to choice or conflict of laws, and except to the extent preempted by federal law. All claims or disputes, must be brought within the jurisdiction of the federal courts of the United States of America sitting in the Western District of Pennsylvania.